Exhibit 17

                Regions Morgan Keegan Select Capital Growth Fund
                (a portfolio of Morgan Keegan Select Fund, Inc.)

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 [June 18, 2004]

This proxy is being solicited on behalf of the Board of Trustees of Morgan Keegan Select Fund, Inc. (the "Corporation") and relates to the proposal with respect to the Corporation, on behalf of Regions Morgan Keegan Select Capital Growth Fund (the "Fund"), a portfolio of the Corporation. The undersigned appoints as proxies _______ and _______ and each of them (with power of substitution), to vote all the undersigned's shares in the Fund at the Special Meeting of Shareholders to be held on [June 18, 2004] at ___ p.m., at ___________, and any adjournment thereof (the "Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

Your vote is important no matter how many shares you own. Please sign and date this proxy below and return it promptly in the enclosed envelope or fax it to ____________________.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIONS MORGAN KEEGAN SELECT CAPITAL GROWTH FUND
(a portfolio of Morgan Keegan Select Fund, Inc.)

Vote On Proposal          FOR                 AGAINST             ABSTAIN

To approve or disapprove a proposed Agreement and Plan of Reorganization and Termination pursuant to which Regions Morgan Keegan Select Mid Cap Growth Fund ("Mid Cap Growth Fund"), a portfolio of Regions Morgan Keegan Select Funds, would acquire all of the assets of the Fund in exchange solely for (a) Mid Cap Growth Fund's assumption of all of the Fund's liabilities and (b) shares of Mid Cap Growth Fund, to be distributed pro rata by the Fund to holders of its shares, in complete liquidation and termination of the Fund.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FAX IT TO
____________.


Please sign exactly as name appears hereon. If shares are held in the name of joint owners, at least one owner must sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

_________________________________________________             _______________
Signature (owner, trustee, custodian, etc.)                   Date